EXHIBIT 3.63

ARTICLES OF INCORPORATION

OF

PENNSYLVANIA MINE SERVICES, INC.

In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. § 1204) the undersigned, desiring to be incorporated as a business corporation hereby certifies that:

1. The name of the Corporation is Pennsylvania Mine Services, Inc.

2. The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania for the purpose of transacting any and all lawful business for which corporations may be incorporated thereunder, including, without limitation, the purchase, sale, import and export of cannel, bituminous, and other coal, in the Commonwealth of Pennsylvania and elsewhere in the United States and in any foreign country.

3. The number of shares which the Corporation shall have authority to issue shall be 1,000 shares of the par value of $1.00 each.

4. The initial registered office shall be located at 900 Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222. The incorporator shall be John H. Lawrence, Jr. whose business address is the same as the address of the initial registered office. One share of the Corporation is subscribed to by the Incorporator.

5. The term of the Corporation shall be perpetual.

6. The shareholders shall not have the right to cumulate their votes in the election of Directors of the Corporation.

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 24th day of March, 1982.

/s/ John H. Lawrence, Jr.
Incorporator

ARTICLES OF AMENDMENT — DOMESTIC BUSINESS CORPORATION

In compliance with the requirements of 15 Pa. C.S. § 1915 (relating to articles of amendment) the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is Pennsylvania Mine Services, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

Number and Street	City	State	Zip	County
900 Oliver Bldg. 535 Smithfield St.	Pittsburgh	PA	15222	Allegheny

3. The statute by or under which it was incorporated is: Section 294 of the Business Corporation Law, Act of May 5, 1933 (P.L. 364) (15 P.S. § 1204).

4. The date of its incorporation is: March 26, 1982.

5. The amendment shall be effective on December 21, 1998 (date) at              (hour).

6. The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7. The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles): unchecked

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof the          day of             , 19    .

PENNSYLVANIA MINE SERVICES, INC.

By:	/s/ Larry E. Palmer
Title:	Asst. Sec.

Exhibit — A

PENNSYLVANIA MINE SERVICES, INC.

CONSENT OF BOARD OF DIRECTORS

DECEMBER 17, 1998

The undersigned, being all the Directors of Pennsylvania Mine Services, inc. (the “Corporation”) and acting pursuant to Section 1727(b) of the Pennsylvania Consolidated Statutes Annotated, hereby agree to the adoption of the following resolutions as of the above date;

WHEREAS, the Corporation wishes to change its name to Duncan Fork Coal Company.

BE IT RESOLVED, that the Board of Directors of the Corporation hereby approves the change of its corporate name to Duncan Fork Coal Company; and

RESOLVED FURTHER, that the Board of Directors of the Corporation hereby approves an Amendment to the Articles of Incorporation of the Corporation changing the Line 010 to read Duncan Fork Coal Company; and

RESOLVED FURTHER, that the Corporation hereby authorizes and directs its officers to execute and file the appropriate documents with the Secretary of the Commonwealth of Pennsylvania to effect this change.